UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2015

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36056	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Wayside Road

Burlington, Massachusetts 01803

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number including area code: (781) 565-5000

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 29, 2015, the Board of Directors (the “Board”) of Nuance Communications, Inc. (the “Company”) appointed Robert Finocchio as a new director of the Company, to serve until his successor is elected and qualified. With Mr. Finocchio’s appointment, the Company increased the size of its Board to ten members.

Mr. Finocchio, age 63, is a trustee of Santa Clara University where he is also Dean’s Executive Professor of Management. Previously, he served as President, CEO, and Chairman of Informix Corporation. Prior to Informix Corporation, he spent nine years at 3Com Corporation, where he last served as President of 3Com Systems. He has also served in numerous executive and management roles at IBM, Rolm Corporation and Bank of America.

Mr. Finocchio holds a BS from Santa Clara University and an MBA from Harvard Business School. He also serves on the boards of Broadcom Corporation, Echelon Corporation and Vistage International.

As a non-employee director, Mr. Finocchio will receive compensation and indemnification in the same manner as the Company’s other non-employee directors, as described in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on December 18, 2014.

On May 1, 2015, the Company issued a press release regarding the appointment of Mr. Finocchio to Board of Directors. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information in the Exhibit attached to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated May 1, 2015 by Nuance Communications, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

By:	/s/ Thomas L. Beaudoin
Thomas L. Beaudoin
Executive Vice President and Chief Financial Officer

Dated: May 1, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated May 1, 2015.